Exhibit 5.1

300 North LaSalle Street Chicago, Illinois 60654
(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200
February 29, 2012

Visteon Corporation

One Village Center Drive

Van Buren Township, MI 48111

Re: Shares Issued Pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Visteon Corporation, a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the (i) the Registration Statement on Form S-3 (File No. 333-178639) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 20, 2011, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate initial offering price or number of the Company’s common stock, par value $0.01 per share; preferred stock, par value $0.01 per share; debt securities; warrants to purchase the foregoing; shares of preferred stock represented by depositary shares; convertible preferred stock; common stock; warrants to purchase debt securities, preferred stock, common stock; depository shares; stock purchase units; and stock purchase contracts (collectively, the “Securities”), to be offered from time to time on terms to be determined at the time of the offering; and (ii) the Prospectus, dated December 20, 2011, relating to the Securities (the “Prospectus”), as supplemented by the Prospectus Supplement, dated February 29, 2012 (the “Prospectus Supplement”), relating to the resale by the selling stockholder named therein of 1,453,489 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

In rendering our opinion set forth herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company, (iii) the Registration Statement, (iv) the Prospectus and (v) the Prospectus Supplement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

Visteon Corporation

February 29, 2012

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our opinion expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the issuance of the Shares, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP